UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2011 (May 4, 2011)

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc.
200 West Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amended Current Report on Form 8-K is being filed to correct a typographical error that appeared in the annual base salary amount for Mr. Prystash in Form 8-K that was filed with the Securities Exchange Commission May 4, 2011.  The body of the Form 8-K as amended is set forth in its entirety, below, incorporating the exhibit by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2011, the Board of Directors (the “Board”) of A123 Systems, Inc. (the “Company”) appointed David Prystash, age 49, to serve as Chief Financial Officer of the Company, and, in connection therewith, appointed Mr. Prystash as the Company’s principal financial officer and principal accounting officer, in each case, effective as of May 12, 2011.

Mr. Prystash’s offer letter provides that he will receive an annual base salary in the amount of $350,000, as well as a signing bonus of up to $50,000. Mr. Prystash will also be entitled to receive an annual cash performance bonus in a target amount equal to 70% of his base salary under the Company’s 2011 Bonus Program, pursuant to which payments will be based 50% on the financial performance of the Company and 50% on individual performance goals to be determined by the Board and Mr. Prystash.  As previously disclosed, the Company’s financial performance targets under the 2011 Bonus Program are based on certain revenue targets and adjusted EBITDA.  Mr. Prystash’s actual bonus for 2011 may range from zero to 150% of the target amount.

In connection with his employment, the Company will also enter into an executive retention agreement with Mr. Prystash, similar to retention agreements that the Company has in place with other executive officers. This agreement will entitle Mr. Prystash to receive certain benefits in the case of separation or a change in control of the Company.  Following commencement of his employment, the Board is expected to grant Mr. Prystash a stock option for the purchase of 350,000 shares of the Company’s common stock as well as a grant for 50,000 restricted stock units.

Mr. Prystash served as senior vice president and chief financial officer of NewPage Corporation, a coated paper manufacturer, from September 2008 to April 2011. Prior to that, Mr. Prystash was controller, global product development, at Ford Motor Company from January 2005 to September 2008.  Mr. Prystash received a bachelor’s degree in administrative and managerial science and a master’s degree in industrial administration from Carnegie Mellon University.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1        Press Release dated May 4, 2011, entitled “A123 Systems Names David Prystash Chief Financial Officer” (incorporated by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: May 6, 2011	By:	/ s / John Granara
John Granara
Interim Chief Financial Officer